Metris Receivables, Inc.                                   Metris Master Trust                                       Monthly Report
Securityholders' Statement                                   Series 2001-2                                                 Feb-2002
Section 5.2                                                                           Class A         Class B     Excess Collateral
(i)  Security Amount .........................................................    559,392,000.00   99,448,000.00    169,889,282.00
(ii)  Security Principal Distributed .........................................              0.00            0.00              0.00
(iii)  Security Interest Distributed .........................................        944,129.39      226,630.94        265,883.33
(iv)  Principal Collections ..................................................     23,621,086.11    4,199,326.72      7,173,805.42
(v)  Finance Charge Collections ..............................................     11,181,856.13    1,987,896.17      3,395,968.32
       Recoveries ............................................................         31,796.72        5,652.78          9,656.77
       Principal Funding Account Investment Earnings .........................              0.00            0.00              0.00
       Accumulation Period Reserve Account Investment Earnings ...............              0.00            0.00              0.00
         Total Finance Charge Collections ....................................     11,213,652.85    1,993,548.95      3,405,625.09
                    Total Collections ........................................     34,834,738.96    6,192,875.67     10,579,430.51
(vi)  Aggregate Amount of Principal Receivables ..............................                --              --                --
       Invested Amount (End of Month) ........................................    559,392,000.00   99,448,000.00    169,889,282.00
       Floating Allocation Percentage ........................................         6.2044120%      1.1030125%        1.8843014%
       Fixed/Floating Allocation Percentage ..................................         6.2044120%      1.1030125%        1.8843014%
       Invested Amount (Beginning of Month) ..................................    559,392,000.00   99,448,000.00    169,889,282.00
       Average Daily Invested Amount .........................................                --              --                --
(vii)  Receivable Delinquencies (As a % of Total Receivables) ................                --              --                --
       Current ...............................................................                --              --             84.40%
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ............                --              --              5.89%
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...........                --              --              2.80%
       90 Days and Over (60+ Days Contractually Delinquent) ..................                --              --              6.91%
                    Total Receivables ........................................                --              --            100.00%
(viii)  Aggregate Investor Default Amount ....................................                --              --                --
         As a % of Average Daily Invested Amount .............................                --              --                --
        (Annualized based on 365 days/year) ..................................                --              --                --
(ix)  Charge-Offs ............................................................              0.00            0.00              0.00
(x)  Servicing Fee ...........................................................                --              --                --
(xi)  Unreimbursed Redirected Principal Collections ..........................                --              --                --
(xii)  Excess Funding Account Balance ........................................                --              --                --
(xiii)  New Accounts Added ...................................................                --              --                --
(xiv)  Average Gross Portfolio Yield .........................................                --              --                --
         Average Net Portfolio Yield .........................................                --              --                --
(xv)  Minimum Base Rate ......................................................                --              --                --
        Excess Spread ........................................................                --              --                --
(xvi)  Principal Funding Account Balance .....................................                --              --                --
(xvii)  Accumulation Shortfall ...............................................                --              --                --
(xviii)  Scheduled date for the commencement of the Accumulation Period ......                --              --                --
        Accumulation Period Length ...........................................                --              --                --
(xix)  Principal Funding Account Investment Proceeds Deposit .................                --              --                --
        Required Reserve Account Amount ......................................                --              --                --
        Available Reserve Account Amount .....................................                --              --                --
        Covered Amount .......................................................                --              --                --
(xx)  Aggregrate Interest Rate Caps Notional Amount ..........................                --              --                --
        Deposit to the Caps Proceeds Account .................................                --              --                --




                                                                                        Total
(i)  Security Amount .........................................................    828,729,282.00
(ii)  Security Principal Distributed .........................................              0.00
(iii)  Security Interest Distributed .........................................      1,436,643.66
(iv)  Principal Collections ..................................................     34,994,218.25
(v)  Finance Charge Collections ..............................................     16,565,720.61
       Recoveries ............................................................         47,106.28
       Principal Funding Account Investment Earnings .........................              0.00
       Accumulation Period Reserve Account Investment Earnings ...............              0.00
         Total Finance Charge Collections ....................................     16,612,826.89
                    Total Collections ........................................     51,607,045.14
(vi)  Aggregate Amount of Principal Receivables ..............................  9,016,035,625.42
       Invested Amount (End of Month) ........................................    828,729,282.00
       Floating Allocation Percentage ........................................         9.1917259%
       Fixed/Floating Allocation Percentage ..................................         9.1917259%
       Invested Amount (Beginning of Month) ..................................    828,729,282.00
       Average Daily Invested Amount .........................................    828,729,282.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) ................                --
       Current ...............................................................  8,025,028,520.07
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ............    560,225,476.07
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)............    266,715,053.95
       90 Days and Over (60+ Days Contractually Delinquent) ..................    656,764,835.35
                    Total Receivables ........................................  9,508,733,885.44
(viii)  Aggregate Investor Default Amount ....................................      9,119,363.59
         As a % of Average Daily Invested Amount .............................                --
        (Annualized based on 365 days/year) ..................................             14.34%
(ix)  Charge-Offs ............................................................              0.00
(x)  Servicing Fee ...........................................................      1,271,475.06
(xi)  Unreimbursed Redirected Principal Collections ..........................              0.00
(xii)  Excess Funding Account Balance ........................................              0.00
(xiii)  New Accounts Added ...................................................            42,713
(xiv)  Average Gross Portfolio Yield .........................................             26.13%
         Average Net Portfolio Yield .........................................             11.79%
(xv)  Minimum Base Rate ......................................................              4.46%
        Excess Spread ........................................................              7.32%
(xvi)  Principal Funding Account Balance .....................................              0.00
(xvii)  Accumulation Shortfall ...............................................              0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period ......        April_2005
        Accumulation Period Length ...........................................               N/A
(xix)  Principal Funding Account Investment Proceeds Deposit .................              0.00
        Required Reserve Account Amount ......................................              0.00
        Available Reserve Account Amount .....................................              0.00
        Covered Amount .......................................................              0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ..........................     91,160,000.00
        Deposit to the Caps Proceeds Account .................................              0.00

Each February, the Metris Master Trust results are affected by the short calendar month. The February 2002 reported monthly default rate of 14.3% would have been 13.4% in a 30-day calendar month. The February 2002 reported monthly yield of 26.1% would have been 26.8% in a 30 day calendar month. The resulting weighted average excess spread for all series of 7.0% would have been 8.6%.